EXHIBIT 10.1

LIVE NATION, INC.
EMPLOYEE STOCK BONUS PLAN

Live Nation, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, hereby adopts this Live Nation, Inc. Employee Stock Bonus Plan (the “Plan”). The purposes of the Plan are as follows:

(1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its employees and consultants who have been or will be given responsibility for the management or administration of the Company’s business affairs and by assisting them to become owners of the Company’s common stock, par value $.01 per share (the “Common Stock”), thus benefiting directly from the Company’s growth, development and financial success.

(2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees and consultants considered essential to the long-term success of the Company by providing and offering them an opportunity to become owners of the Common Stock.

ARTICLE I
DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 — Board

“Board” shall mean the Board of Directors of the Company.

Section 1.2 — Cash Bonus

“Cash Bonus” shall mean a bonus which any Employee is entitled to receive under any bonus or compensation plan or agreement maintained by the Company or any of its Subsidiaries that is payable in cash.

Section 1.3 — Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 — Committee

“Committee” shall mean the Compensation Committee of the Board.

Section 1.5 — Employee

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) or bona fide consultant of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, in each case whether such employee or consultant is so employed or engaged at the time the Plan is adopted or becomes so employed or engaged subsequent to the adoption of the Plan.

Section 1.6 — Fair Market Value

“Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is not listed on an established stock exchange or national market system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

Section 1.7 — Parent Corporation

“Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.8 — Subsidiary

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II
ISSUANCE OF SHARES

Section 2.1 — Authorization to Issue Common Stock

(a) The Company is authorized to issue shares of Common Stock (the “Shares”) under the Plan in payment of a Cash Bonus to any Employee who may elect to receive Shares in payment of the Employee’s Cash Bonus, on such terms and conditions as may be fixed from time to time by the Committee, in its sole discretion, and which are not inconsistent with the Plan.

(b) The aggregate number of Shares which may be issued under the Plan shall not exceed two million (2,000,000). The Shares issuable under the Plan may be either previously authorized but unissued Shares or treasury Shares.

Section 2.2 — Payment of Bonuses of Common Stock

(c) In the event that the Committee determines to issue Shares pursuant to the Plan, the Committee shall have the authority, in its sole and absolute discretion, to:

(i) select which Employee(s), if any, to whom an election to receive Shares in payment of their Cash Bonuses is to be extended;

(ii) determine the number of Shares to be issued to such Employee(s); and

(iii) determine the terms and conditions of such issuance, which are not inconsistent with the Plan.

(d) The number of Shares to be issued in payment of any Cash Bonus under the Plan shall be equal to the amount of the Cash Bonus divided by the Fair Market Value of a Share on the date the Cash Bonus would otherwise be payable in cash, with any fractional share to be paid in cash.

Section 2.3 — Tax Withholding

The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require an Employee to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Employee’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning an Employee arising as a result of the Plan. The Committee may in its sole discretion and in satisfaction of the foregoing requirement allow an Employee to elect to have the Company withhold shares of Common Stock otherwise issuable in payment of a Bonus (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

ARTICLE III
ADMINISTRATION

Section 3.1 — Duties and Powers of the Committee

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

Section 3.2 — Expenses; Professional Assistance; Good Faith Actions

All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Employees to whom Shares are issued and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

Section 3.3 — Conditions to Issuance of Shares

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that an Employee make such reasonable covenants, agreements and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book-entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded. The Committee may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(e) The Committee shall have the right to require any Employee to comply with any timing or other restrictions with respect to any payment under the Plan, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(f) No fractional shares of Common Stock shall be issued.

(g) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Employee certificates evidencing shares of Common Stock issued in connection with any issuance and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(h) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Common Stock, the Committee shall make equitable adjustments, if any, to reflect such change with respect to the aggregate number of Shares that may be issued under the Plan (including, but not limited to, adjustment of the limitation in Section 2.1(b) on the maximum number of Shares which may be issued under the Plan).

(i) All issuances under the Plan shall be approved by the Committee and, at the time of any such issuance, the Committee must be composed solely of at least two non-employee directors as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 3.4 — Compliance with Laws

The Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and any agreements entered into under the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

ARTICLE IV
OTHER PROVISIONS

Section 4.1 — Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee.

Section 4.2 — Effect of Plan Upon Other Compensation Plans

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary.

Section 4.3 — Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

* * * *

I hereby certify that the foregoing Plan was duly adopted by the Compensation Committee of the Board of Directors of Live Nation, Inc. on March 13, 2008.

Executed on this 13th day of March, 2008.

/s/ Michael G. Rowles
Secretary